AMENDMENT

          THIS AMENDMENT NO. 1 TO THE AGREEMENT (this “Amendment”) is made and entered into on January 27th, 2009, by and among POWERSAFE TECHNOLOGY CORP., a Delaware corporation (“Parent”), POWERSAFE ACQUISITION CORP., a Delaware corporation (“Acquisition Corp.”), which is a wholly-owned subsidiary of Parent, and AMPLIFICATION TECHNOLOGIES, INC., a Delaware corporation (the “Company”).

WITNESSETH:

          WHEREAS, the parties hereto are parties to an Agreement (the “Agreement”; capitalized terms used in this Amendment shall have the meanings ascribed to such terms in the Agreement) pursuant to which, among other things, Acquisition Corp. will be merged with and into the Company;

          WHEREAS, pursuant to Section 9.1(b) of the Agreement, the parties may have the right to terminate the Agreement since the Merger was not consummated on or before December 31, 2008;

                    WHEREAS, the parties desire to amend the Agreement on the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

          Section 1. Extension of Closing Date. Notwithstanding Section 9.1 of the Agreement, and in light of the provisions of this amendment, none of the parties desire to terminate the Agreement even though the Closing Date was not on or before December 31, 2008. Accordingly, the date “December 31, 2008” in Section 9.1(b) shall be changed to “April 30, 2009”.

          Section 2. Exchange Ratio. Section 3.2 of the Agreement shall be deleted in its entirety, its title changed to Exchange Ratio, and its text replaced with the following:

“Upon Closing there shall be issued to the Stockholders one-half of a share of Parent in exchange for each share of the Company.”

Section 3. Lockup. Section 3.4 of the Agreement shall be deleted in its entirety and replaced with the following:

“Half of the Exchange Shares issued to shareholders of the Company shall be non-transferable (with certain limited exceptions) until October 15, 2009 and the other half until December 1, 2009.”

          Section 4. Liquidated Damages. The percentage of “20%” in Section 9.5 of the Agreement shall be changed to “10%”.

          Section 5. Capital Structure. The parties agree and acknowledge that the representations of the parties concerning the capital structure of the parties, and the covenants regarding same, will be amended to reflect the current capitalization and financing plans of the parties.

          Section 6. Applicable Law; Arbitration; Jurisdiction. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles. Any dispute between or, action or proceeding against any of the parties hereto under, arising out of or in any manner relating to, this Amendment shall be submitted to and adjudicated by binding arbitration in a Rabbinical Court in Brooklyn, New York under the principal of ZABLU (whereby each party picks one arbitrator and the two selected arbitrators pick a third arbitrator). If there is any litigation regarding the arbitration or otherwise relating to this Section 6, the parties hereto irrevocably consent to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Amendment, any document or instrument delivered pursuant to, in connection with or simultaneously with this Amendment, or a breach of this Amendment or any such document or instrument. In any such action or proceeding, each party hereto waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with the terms of the Agreement.

          Section 7. Entire Agreement. This Amendment sets forth the entire agreement and understanding of the parties in respect of this amendment and supersedes all prior agreements, arrangements and understandings of the parties relating to the subject matter hereof.

          Section 8. Counterparts. This Amendment may be executed simultaneously in two or more counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

POWERSAFE TECHNOLOGY CORP.

By:	/s/ Jack N. Mayer

Name: Jack N. Mayer
Title: President

POWERSAFE ACQUISITION CORP.

By:	/s/ Jack N. Mayer

Name: Jack N. Mayer
Title: President

AMPLIFICATION TECHNOLOGIES, INC.

By:	/s/ Jack N. Mayer

Name: Jack N. Mayer
Title: President